    As filed with the Securities and Exchange Commission on September 22 , 1997
                                                          Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ---------------

                             CMS ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)

                                    Michigan
          (State or other jurisdiction incorporation or organization)

                                   38-2726431
                      (I.R.S. Employer Identification No.)

                        Fairlane Plaza South, Suite 1100
                             330 Town Center Drive
                           Dearborn, Michigan  48126
                                 (313) 436-9200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               ---------------
                                 Alan M. Wright
          Senior Vice President, Chief Financial Officer and Treasurer
                        Fairlane Plaza South, Suite 1100
                             330 Town Center Drive
                           Dearborn, Michigan  48126
                                  313-436-9200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

 It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                              Michael D. VanHemert
                             CMS Energy Corporation
                              Fairlane Plaza South
                             330 Town Center Drive
                                   Suite 1100
                           Dearborn, Michigan  48126
                               ---------------

       Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                               ---------------

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / Registration No. 333-17289

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Title of each class                 Amount           Proposed                      Proposed               Amount of
securities to be                    to be            maximum offering              maximum aggregate      registration
  registered                        registered (1)   price per security (1)(2)     offering price(1)(2)   fee(1)

----------------------------------------------------------------------------------------------------------------------
Senior Debt Securities
Subordinated Debt Securities
CMS Energy Common Stock,
 par value $.01 per share (3)
 Total                              $30,000,000           100%                        $30,000,000           $9,090.91
----------------------------------------------------------------------------------------------------------------------

(1) There are being registered hereunder such presently indeterminate principal amount or number of Debt Securities which may be senior or subordinated.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act of 1933 which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(3) CMS Energy Common Stock may be issued upon conversion of Subordinated Debt Securities. Pursuant to Rule 457(i) under the Securities Act of 1933, no registration fee is required with respect to shares of CMS Energy Common Stock, as no separate consideration will be received for such CMS Energy Common Stock issuable upon conversion.

      This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.
================================================================================

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE PURSUANT TO GENERAL INSTRUCTION
                                IV OF FORM S-3

      In accordance with the provisions of General Instruction IV of Form S-3, CMS Energy Corporation ("CMS Energy") hereby incorporates by reference the contents of CMS Energy's Registration Statement on Form S-3 (Registration No. 333-17289) filed with the Securities and Exchange Commission on December 5, 1996, which Registration Statement was declared effective on December 13, 1996.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

      All Exhibits filed with the Registration Statement on Form S-3 (File No. 333-17289) are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

EXHIBIT NO.      DESCRIPTION
-----------      -----------

* (1)       -    Form of Underwriting Agreement with respect to the Offered
                 Securities.  (Designated in CMS Energy's Form 8-K dated May
                 1, 1997, File No. 1-9513, as Exhibit (4).)

* (4)(a)    -    Third Supplemental Indenture dated as of May 6, 1997
                 between CMS Energy Corporation and NBD Bank, as Trustee.
                 (Designated in CMS Energy's Form 10-Q for the quarter ended
                 March 31, 1997, File No. 1-9513, as Exhibit (4).)

  (4)(b)    -    Form of Fourth Supplemental Indenture with respect to the
                 Offered Securities.

 *(4)(c)    -   Third Supplemental Indenture dated as of March 17,
                 1997 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit (4).)

 (4)(d)     -    Fourth Supplemental Indenture dated as of September 17, 1997 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee.

 *(4)(e)    -    Credit Agreement dated as of July 2, 1997, among CMS Energy, the Banks, the Administrative Agent, Collateral Agent,
                 Documentation Agent, Syndication Agent, Co-Agents and Lead
                 Manager, all as defined therein, and the Exhibits and Schedules thereto. (Designated in CMS Energy's Form 10-Q for the quarter ended June 30, 1997, File No. 1-9513, as Exhibit
                 (4).)

 *(4)(f)    -    First Supplemental Indenture dated as of June 20, 1997 between
                 CMS Energy and The Bank of New York, as Trustee. (Designated in CMS Energy's Form 8-K dated July 1, 1997, File No. 1-9513, as Exhibit (4)(b).)

  (5)       -    Opinion of Michael D. VanHemert, Assistant General Counsel for
                 CMS Energy.

 (12)       -    Statement re computation of ratios of earnings to fixed
                 charges.

 (15)       -    Letter regarding unaudited interim financial information.

 (23)(a)    -    Consent of Michael D. VanHemert, Assistant General Counsel
                 for CMS Energy (included in Exhibit (5) above.)

 (23)(b)    -    Consent of Arthur Andersen LLP.

 (24)       -     Powers of Attorney.

*Previously filed

      Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, and State of Michigan, on the 22nd day of September, 1997.



                                        CMS ENERGY CORPORATION



                                        By   /s/ A.M. Wright
                                             ---------------------------------
                                             Alan M. Wright
                                             Senior Vice President,
                                             Chief Financial Officer and
                                             Treasurer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacities as officers and/or directors of CMS Energy Corporation and on the dates indicated.


            Name                                             Title                              Date
            ----                                             -----                              ----
(i) Principal executive officer

/s/ William T. McCormick, Jr.                         Chairman of the Board,                    September 22, 1997
----------------------------------                    Chief Executive Officer
    (William T. McCormick, Jr.)                       and Director



(ii) Principal financial officer:

                                                      Senior Vice President,                     September 22, 1997
                                                      Chief Financial Officer
/s/ A.M. Wright                                       and Treasurer
----------------------------------
    (Alan M. Wright)



(iii) Controller or principal accounting officer:


/s/ Preston D. Hopper                                 Senior Vice President, Controller          September 22, 1997
----------------------------------                    and Chief Accounting Officer
    (Preston D. Hopper)


             *                                                September 22, 1997
    -----------------------
    (John M. Deutch)                      Director



             *                                                September 22, 1997
    -----------------------
    (James J. Duderstadt)                 Director



             *                                                September 22, 1997
    -----------------------
   (Kathleen R. Flaherty)                 Director



             *                                                September 22, 1997
    -----------------------
    (Victor J. Fryling)                   Director



             *                                                September 22, 1997
    -----------------------
    (Earl D. Holton)                      Director



             *                                                September 22, 1997
    -----------------------
    (William U. Parfet)                   Director

                                                              September 22, 1997
    -----------------------
    (Percy A. Pierre)                     Director



             *                                                September 22, 1997
    -----------------------
    (Kenneth Whipple)                     Director



             *                                                September 22, 1997
    -----------------------
    (John B. Yasinsky)                    Director


*By  /s/ A.M. Wright
    -----------------------                                   September 22, 1997
    (Alan M. Wright)
      Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
-----------       -----------

* (1)       -     Form of Underwriting Agreement with respect to the Offered
                  Securities.  (Designated in CMS Energy's Form 8-K dated May
                  1, 1997, File No. 1-9513, as Exhibit (4).)


*(4)(a)     -     Third Supplemental Indenture dated as of May 6, 1997 between
                  CMS Energy Corporation and NBD Bank, as Trustee.
                  (Designated in CMS Energy's Form 10-Q for the quarter ended
                  March 31, 1997, File No. 1-9513, as Exhibit (4).)

(4)(b)      -     Form of Fourth Supplemental Indenture with respect to the
                  Offered Securities.

*(4)(c)     -     Third Supplemental Indenture dated as of March 17, 1997
                  between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated May
                  1, 1997, File No. 1-9513, as Exhibit (4).)

(4)(d)      -     Fourth Supplemental Indenture dated as of September 17, 1997 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee.

*(4)(e)     -     Credit Agreement dated as of July 2, 1997, among CMS
                  Administrative Agent, Collateral Agent, Documentation Agent,
                  Syndication Agent, Co-Agents and Lead Manager, all as defined therein, and the Exhibits and Schedules thereto.
                  (Designated in CMS Energy's Form 10-Q for the quarter ended
                  June 30, 1997, File No. 1-9513, as Exhibit (4).)

*(4)(f)     -     First Supplemental Indenture dated as of June 20, 1997
                  between CMS Energy and The Bank of New York, as Trustee.
                  (Designated in CMS Energy's Form 8-K dated July 1, 1997,
                  File No. 1-9513, as Exhibit (4)(b).)

 (5)        -     Opinion of Michael D. VanHemert, Assistant General Counsel
                  for CMS Energy.

 (12)       -     Statement re computation of ratios of earnings to fixed
                  charges.

 (15)       -     Letter regarding unaudited interim financial information.

 (23)(a)    -     Consent of Michael D. VanHemert, Assistant General Counsel
                  for CMS Energy (included in Exhibit (5) above.)

 (23)(b)    -     Consent of Arthur Andersen LLP.

 (24)       -     Powers of Attorney.

*Previously filed

            Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.